                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / / Confidential, for use of the Commission only as permitted by Rule 14a-6(e)(2)
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  CYGNUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1)  Amount previously paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing party:
         -----------------------------------------------------------------------
     4)  Date filed:
         -----------------------------------------------------------------------

UV

                                                                  March 21, 1997

Dear Cygnus Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Cygnus, Inc. ("Cygnus" or the "Company") which will be held on May 8, 1997, at 3:30 p.m., at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027.

    At the Annual Meeting, you will be asked to elect directors for the next year and reappoint Ernst & Young LLP as the Company's independent auditors.

    Please take this opportunity to participate in the affairs of the Company. Complete details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. I urge you to review all of the proposals in the proxy statement carefully and I solicit your support of the Board's recommendations on these proposals. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING REPLY ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

    I hope to see you at the Annual Meeting. Should you require directions to the Annual Meeting, please contact the Company's headquarters at (415) 369-4300.

                                          Sincerely yours,

                                                  [LOGO]

                                          Gregory B. Lawless, Ph.D.
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER

                                  CYGNUS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 1997

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Cygnus, Inc. ("Cygnus" or the "Company") will be held on May 8, 1997, at 3:30 p.m., local time, at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027 to act on the following matters:

    1. To re-elect six directors of the Company to serve until the next Annual Meeting or the election of their successors.

    2. To re-appoint Ernst & Young LLP to serve as the Company's independent auditors.

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    These matters are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 10, 1997 are entitled to notice of and to vote at the Annual Meeting; however, all stockholders are cordially invited to attend the meeting. To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors

                                                  [LOGO]

                                          Gregory B. Lawless, Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Redwood City, California
March 21, 1997

                             YOUR VOTE IS IMPORTANT
     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.

                                  CYGNUS, INC.
                              400 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 1997

                            ------------------------

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Cygnus, Inc. (the "Company" or "Cygnus") for use at the Annual Meeting of Stockholders to be held on May 8, 1997, at 3:30 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein. The Annual Meeting will be held at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027.

    The Company's telephone number is (415) 369-4300. This Proxy Statement and the accompanying proxy card were mailed to stockholders on or about March 21, 1997.

PROXIES AND SOLICITATION COSTS

    The enclosed proxy is solicited by the Company's Board of Directors and, when the proxy card is properly completed and returned, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted "FOR" Proposals 1 and 2 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Company at the Company's principal executive office, 400 Penobscot Drive, Redwood City, CA 94063, Attention: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date, or
(ii) attending the Annual Meeting and voting in person.

    The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees in person or by telephone or facsimile. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE, SHARE OWNERSHIP AND VOTING

    Only holders of Common Stock of record at the close of business on March 10, 1997, the record date and time fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting. At the record date, 18,773,017 shares of the Common Stock were issued and outstanding and they were held by 592 stockholders of record. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held on the record date on each of the proposals presented in this Proxy Statement.

    A majority of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by plurality vote. The other matter submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms which they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it and representations from certain reporting persons that no filings were required for such persons, the Company believes that its officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements for the 1996 fiscal year.

                            ------------------------

    THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL. IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO CYGNUS, INC., 400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA 94063, ATTENTION:
CORPORATE MARKETING.

                            ------------------------

                     PROPOSAL ONE--RE-ELECTION OF DIRECTORS

    A board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees to the Board of Directors named below. All of the nominees have served as directors since the last annual meeting. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a director. If a nomination is made to elect an individual to the vacant position on the Board, the proxy holders will propose a nominee to fill such position and vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Company's nominees as possible. If stockholders nominate persons other than the Company's nominees for election as directors, the proxy holders will vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Company's nominees as possible. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected. The Company's Bylaws fix the Board at seven directors. Following the Annual Meeting, there will be one vacancy on the Board.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW:

                                                                                                                  DIRECTOR
NAME OF NOMINEE                               AGE                        PRINCIPAL OCCUPATION                       SINCE
----------------------------------------      ---      --------------------------------------------------------  -----------
Frank T. Cary...........................          76   Former Chairman and Chief Executive Officer of                  1992
                                                         International Business Machines Corporation

Gary W. Cleary, Ph.D....................          54   Chairman of the Board of Directors and Chief Technical          1985
                                                         Officer of the Company

Gregory B. Lawless, Ph.D................          57   President and Chief Executive Officer of the Company            1992

Andre F. Marion.........................          61   Former Vice President, The Perkin-Elmer Corporation;            1994
                                                         Former Chairman and Chief Executive Officer, Applied
                                                         Biosystems, Inc.

Richard G. Rogers.......................          68   Former President and Chief Operating Officer of Syntex          1989
                                                         Corporation

Walter B. Wriston.......................          77   Former Chairman and Chief Executive Officer of Citicorp/        1992
                                                         Citibank, N.A.

BUSINESS EXPERIENCE OF NOMINEES FOR RE-ELECTION AS DIRECTORS

    Mr. Cary has served as a director of the Company since July 1992. He was Chairman of the Board of International Business Machines Corporation ("IBM") from 1973 until his retirement in 1983, and was Chief Executive Officer of IBM from 1973 to 1981. Mr. Cary is also a director of AEA Investor Inc., Celgene Corporation, ICOS Corporation, Lexmark International, Inc., ONTOS, Inc., SPS Transaction Services, Inc., SEER Technologies, TELTREND, Inc., and VION Pharmaceuticals.

    Dr. Cleary, the founder and Chairman of the Board of the Company, also served as the Company's President and Chief Executive Officer from its inception until July 1986. Since 1986, Dr. Cleary has served as Chief Technical Officer of the Company. During his professional career, Dr. Cleary has served as an investigator with the U.S. Food and Drug Administration and has held research and management positions at Cutter Labs, Alza Corporation, Key Pharmaceuticals and Genentech, Inc.

    Dr. Lawless joined the Company in January 1992 as President, Chief Executive Officer and Director. From March 1989 to January 1992, Dr. Lawless was President and Chief Operating Officer of Chiron Corporation. Prior to joining Chiron he held various positions with The DuPont Co. from May 1969 to

March 1989, including serving as Chief Operating Officer of its pharmaceutical subsidiary and as a director of DuPont's Specialty Diagnostic Division.

    Mr. Marion has served as a director of the Company since August 1994. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chairman of the Board and Chief Executive Officer from 1981 until February 1993, when it merged with The Perkin-Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of The Perkin-Elmer Corporation and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion is also a director of Molecular Devices Corp. and Applied Imaging.

    Mr. Rogers has served as a director of the Company since October 1989. He was President and Chief Operating Officer of Syntex Corporation, a pharmaceutical company, from 1982 until his retirement in 1986.

    Mr. Wriston has served as a director of the Company since July 1992. He was Chairman of the Board of Citicorp/Citibank, N.A. from 1970 through 1984 and its Chief Executive Officer from 1967 until his retirement in 1984. Mr. Wriston is also a Director of AEA Investors, Inc., Bio Research Labs, ICOS Corporation, Tandem Computers Inc., United Meridian Corp., York International Corporation, and VION Pharmaceuticals, Inc.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held five regularly scheduled meetings during the 1996 fiscal year and one special meeting. Each of the nominees who was a director during the entire fiscal year attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors and the committees of the Board on which the director served. The Board of Directors has an Audit Committee, a Compensation Committee and an Employee Stock Option Committee. There is no nominating committee or a committee performing the functions of a nominating committee.

    The Audit Committee, which consisted of independent non-employee directors Wriston (chair), Cary, Marion and Rogers in fiscal 1996, held one regularly scheduled meeting in the last fiscal year. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to review and approve the services performed by the Company's independent auditors and to review the Company's accounting principles, its internal control structure, policies and procedures.

    The Compensation Committee, which also consisted of independent non-employee directors Cary (chair), Marion, Rogers and Wriston in fiscal 1996, held two regularly scheduled meetings during the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy, bonus plans and incentive option plans, and approves the granting of stock options to officers.

    The Employee Stock Option Committee, which consisted of directors Cleary and Lawless in fiscal year 1996, held five regularly scheduled meetings. The Employee Stock Option Committee was established by the Board of Directors in mid-1992 to grant stock options to employees (other than officers of the Company) or to consultants to the Company under the Company's Amended 1986 Incentive Stock Plan or any successor plan or plans within guidelines established by the Board of Directors.

COMPENSATION OF DIRECTORS

    All non-employee directors of the Company were entitled to the following compensation for fiscal year 1996: (i) $15,000 per year paid in quarterly installments; (ii) $1,000 per Board meeting and $500 per committee meeting; and
(iii) an option granted to purchase 8,785 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. As approved by the shareholders at the 1993 Annual Meeting of Shareholders, the annual option was increased from 1,000 shares to 6,000 shares of the Company's Common Stock effective June 1992 and such number of shares subject to the annual option shall be increased at a cumulative rate of 10% each year thereafter.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. Each director and officer of the Company has entered into a separate indemnification agreement with the Company.

               PROPOSAL TWO--RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during fiscal year 1996, to serve in the same capacity for the year ending December 31, 1997, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of March 10, 1997, by (a) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) the Chief Executive Officer of the Company; (c) each of the four other most highly compensated executive officers of the Company (determined at fiscal year-end
1996); (d) each director of the Company; and (e) all directors and executive officers as a group:

                                                                                 NUMBER OF SHARES
                                                                                   BENEFICIALLY       APPROXIMATE
NAME                                                                                 OWNED(1)        PERCENT OWNED
-------------------------------------------------------------------------------  -----------------  ---------------
Amerindo Investment Advisors, Inc.(2)..........................................       3,300,000            17.58%
  388 Market Street, Suite 950
  San Francisco, CA 94111

Neil R. Ackerman(3)............................................................          78,521            *

Frank T. Cary(4)...............................................................          40,846            *

Gary W. Cleary(5)..............................................................         823,263             4.36%
  Cygnus, Inc.
  400 Penobscot Drive
  Redwood City, CA 94063

John C. Hodgman(6).............................................................          89,173            *

Gregory B. Lawless(7)..........................................................         632,554             3.26%

Andre F. Marion(8).............................................................          14,860            *

Richard G. Rogers(9)...........................................................           9,441            *

Alan F. Russell(10)............................................................         174,031            *

Walter B. Wriston(11)..........................................................          28,046            *

All executive officers and directors as a group (12 persons)(12)...............       2,076,662            10.40%

------------------------

*   Less than 1%

(1) Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Information as of December 31, 1996, per Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended.

(3) Includes options to purchase 74,950 shares exercisable within 60 days of March 10, 1997.

(4) Includes options to purchase 27,846 shares exercisable within 60 days of March 10, 1997.

(5) Includes options to purchase 95,676 shares exercisable within 60 days of March 10, 1997. Excludes approximately 32,000 shares previously owned by Dr. Cleary which were transferred to irrevocable trusts for the benefit of Dr. Cleary's two children. Dr. Cleary disclaims beneficial ownership of these shares and has no rights, benefits of ownership or authority over such trusts. Dr. Cleary also disclaims beneficial ownership of any shares held by Roberta Cleary.

(6) Includes options to purchase 82,062 shares exercisable within 60 days of March 10, 1997.

(7) Includes options to purchase 604,694 shares exercisable within 60 days of March 10, 1997.

(8) Includes options to purchase 13,860 shares exercisable within 60 days of March 10, 1997.

(9) Includes options to purchase 7,986 shares exercisable within 60 days of March 10, 1997. Excludes shares previously held by Mr. Rogers, but subsequently transferred to an irrevocable trust for the benefit of his grandchildren. Mr. Rogers disclaims beneficial ownership of such shares and has no rights, benefits of ownership or authority over the trust.

(10) Includes options to purchase 170,677 shares exercisable within 60 days of March 10, 1997.

(11) Includes options to purchase 27,846 shares exercisable within 60 days of March 10, 1997.

(12) Includes officers' and directors' shares listed above; also includes 185,927 shares held directly or beneficially owned by three officers of the Company not listed above, including options to purchase 163,854 shares exercisable within 60 days of March 10, 1997.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of December 31, 1996) (hereinafter referred to as the "named executive officers") for the fiscal years ended December 31, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                        COMPENSATION AWARDS
                                               ANNUAL COMPENSATION         ---------------------------------------------
                                        ---------------------------------                     SECURITIES     ALL OTHER
                                                                 BONUS        RESTRICTED      UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     SALARY ($)    ($)(1)    STOCK AWARDS ($)   OPTIONS(#)        ($)
--------------------------------------  ---------  ----------  ----------  -----------------  -----------  -------------
Gregory B. Lawless....................       1996  $  305,000  $  259,250      $       0          26,000    $     6,725(2)
  President and Chief                        1995     279,231     195,500              0          63,100          6,725(2)
  Executive Officer                          1994     252,740     126,675              0         225,000          6,725(2)

Gary W. Cleary........................       1996  $  236,852  $  108,000      $       0          10,500    $         0
  Chairman of the Board                      1995     229,308      44,850              0          50,725              0
  and Chief Technical                        1994     205,317     102,000              0          35,000              0
  Officer

Alan F. Russell.......................       1996  $  196,105  $  127,500      $       0          22,700    $         0
  Senior Vice President--                    1995     190,353     109,500              0          43,430              0
  Scientific Affairs                         1994     180,265      81,075              0          77,500              0

Neil R. Ackerman(3)...................       1996  $  193,555  $  125,900      $       0          17,600    $         0
  Vice President--                           1995     189,483      76,300              0          50,860              0
  Research and                               1994     127,009      86,600              0          90,000              0
  Development

John C. Hodgman.......................       1996  $  182,146  $  118,500      $       0          45,400    $    25,000(4)
  Vice President, Finance                    1995     157,987      63,500              0          40,930        122,912(4)
  and Chief Financial                        1994      57,692      58,500              0          70,000         26,934(4)
  Officer (and Principal
  Accounting Officer);
  President, Cygnus
  Diagnostics

------------------------

(1) Represents amounts which were accrued in the indicated year under the Company's employee bonus plan in which all employees of the Company participate.

(2) Represents premiums paid for term life insurance.

(3) Dr. Ackerman joined the Company on April 29, 1994.

(4) Represents payment of relocation expenses for Mr. Hodgman. Mr. Hodgman joined the Company on August 1, 1994.

STOCK OPTIONS

    The following table sets forth information concerning the grant of stock options under the Company's 1994 Stock Option/Award Plan (the "Plan" or the "Stock Plan") and its predecessor, the 1986 Incentive Stock Plan, in 1996 to each of the named executive officers. No stock appreciation rights were granted to the named executive officers during such fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                                        ----------------------------------------------------    POTENTIAL REALIZABLE
                                         NUMBER OF                                              VALUE ($) AT ASSUMED
                                        SECURITIES    PERCENT OF                               ANNUAL RATES OF STOCK
                                        UNDERLYING   TOTAL OPTIONS                             PRICE APPRECIATION FOR
                                          OPTIONS     GRANTED TO    EXERCISE OR                    OPTION TERM(1)
                                          GRANTED    EMPLOYEES IN   BASE PRICE   EXPIRATION   ------------------------
NAME                                      (#)(2)      FISCAL YEAR    ($/SH)(3)      DATE          5%          10%
--------------------------------------  -----------  -------------  -----------  -----------  ----------  ------------
Gregory B. Lawless....................      26,000          5.35%    $  21.125      1/29/06   $  345,420  $    875,363

Gary W. Cleary........................      10,500          2.16%       21.125      1/29/06      139,497       353,512

Alan F. Russell.......................      22,700          4.67%       21.125      1/29/06      301,579       764,259

Neil R. Ackerman......................      17,600          3.62%       21.125      1/29/06      233,823       592,553

John C. Hodgman.......................      30,000          6.17%       21.750      1/02/06      410,354     1,039,917
                                            15,400          3.17%       21.125      1/29/06      204,595       518,484

------------------------

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Except with respect to the options granted to Dr. Lawless, all options become vested and exercisable for 25% of the shares on the first anniversary of the date of grant and for the balance in equal monthly installments over the 36-month period thereafter. The option granted to Dr. Lawless becomes vested and exercisable for 1/48 of the shares per month upon grant. Each option has a term of ten (10) years. If the Company merges with or into another corporation, then (i) the successor corporation must assume the outstanding options or issue substitute options, or (ii) the Board of Directors of the Company must accelerate the exercisability of all outstanding options, which terminate if not exercised prior to the merger.

(3) The exercise price may be paid in cash, promissory notes, other shares of Common Stock of the Company or other consideration determined by the Board of Directors. However, since the inception of the Plan, payments for exercised options have been only in cash.

    The following table sets forth information with respect to the named executive officers concerning exercise of options during the 1996 fiscal year and unexercised options held as of the end of that fiscal year. No stock appreciation rights were exercised by such named executive officers during such fiscal year and no stock appreciation rights were held by them at the end of such fiscal year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                      SHARES                   UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                    ACQUIRED ON    VALUE        OPTIONS AT FY-END(#)           AT FY-END($)(2)
                                     EXERCISE     REALIZED   --------------------------  ---------------------------
NAME                                    (#)        ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------------  -----------  ----------  -----------  -------------  ------------  -------------
Gregory B. Lawless................           0   $        0     570,374        145,156   $  3,109,047   $ 1,814,153

Gary W. Cleary....................           0            0      82,085         47,783      1,182,983       540,604

Alan F. Russell...................      25,000      382,719     150,504         74,713        804,808       754,189

Neil R. Ackerman..................      27,715      382,910      56,653         74,092        821,469       819,134

John C. Hodgman...................       3,705       24,404      55,696         96,929        807,592       747,171

------------------------

(1) Market value on the date of exercise, less option exercise price.

(2) Market value of shares covered by in-the-money options on December 31, 1996 ($14.50), less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AND CHANGE IN CONTROL CONTRACTS

    The Company has entered into an Amended and Restated Employment Agreement (the "Amended Agreement") dated as of January 29, 1996, with Gregory B. Lawless, Ph.D., which expires on January 29, 2000, and provides for the payment to Dr. Lawless of an annual salary, subject to annual increase (but not decrease) at the discretion of the Board of Directors. Dr. Lawless' base salary for fiscal 1997 has been set at $353,100. The Amended Agreement also provides for an annual bonus (to be determined by the Compensation Committee of the Board of Directors pursuant to the company-wide incentive bonus plan) under which Dr. Lawless is eligible to receive up to 100% of his annual base salary. The Amended Agreement also provides that Dr. Lawless will be reimbursed for reasonable costs incurred by him attributable to his automobile operating and cellular expenses and life, disability and other insurance premiums. If the Company terminates Dr. Lawless' employment without cause during the term of the agreement, or, if certain changes are made with respect to Dr. Lawless' responsibilities, or the location of his employment (which by their happening may have the effect of terminating the agreement), Dr. Lawless will be entitled to receive on the Company's normal payroll schedule his then effective base annual salary, plus an amount equal to all bonus compensation paid to him for the full calendar year preceding the date of termination, for a period of twelve months following termination, or, until he obtains comparable employment elsewhere. Additionally, all unvested options held by him will immediately vest. The Amended Agreement may be terminated at any time "for cause" without penalty.

    The Company has also entered into an employment agreement with Alan F. Russell, Ph.D. providing for the payment to Dr. Russell of a base salary of at least $160,000 per annum. The base salary may be increased and Dr. Russell may, in certain circumstances receive bonuses in accordance with the Company's compensation policies. If the Company terminates Dr. Russell's agreement without cause, Dr. Russell will be entitled to receive a lump sum payment equal to one year's base salary within thirty days of the termination; otherwise Dr. Russell's agreement may be terminated "for cause" at any time without penalty under the agreement.

    The Company has also entered into agreements with all of its executive officers relating to a change in control of the Company. The agreements generally provide that if, within 24 months after a change in control of the Company, employment with the Company is terminated by the Company other than for cause, disability or retirement or by the officer for good reason then as severance pay the Company shall pay such officer one times his annual base salary plus bonus. In addition, the vesting schedule of any stock option granted to such officer is accelerated by 12 months. The agreements continue until December 31, 1999 and are automatically renewed thereafter for additional one year periods unless either party provides the other notice of non-renewal. In addition, the agreements continue in effect for 24 months beyond the term provided if a change in control of the Company occurs during the term of the agreement.

                         COMPENSATION COMMITTEE REPORT

GENERAL

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

    The Compensation Committee of the Board of Directors (the "Committee") exercises broad oversight responsibilities regarding executive compensation and determines the total compensation of executive officers. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company's executive compensation programs. The Committee sets the base salary of the Company's executive officers and administers the Company's Stock Plan under which stock option grants may be made to executive officers and other senior level employees. In addition, the Committee administers the Company's Incentive Bonus Plan under which the Company's executive officers and other employees may receive a bonus based upon the accomplishment of corporate goals as well as individual performance, and considers and approves management succession for all corporate officers.

    The fundamental policy of the Committee is to attract and retain individuals of high caliber to serve as executive officers of the Company, to motivate their performance in the achievement of aggressive business plans, to achieve the Company's strategic objectives and to align the interests of executive officers with the long-term interest of stockholders by optimizing stockholder value in a rapidly changing health care environment. Because the Company's underlying philosophy is "pay-for-performance", each executive's total compensation is based on the overall performance of the Company and the executive as an individual. Accordingly, each executive officer's compensation package is comprised of three components: (i) base salary which reflects individual performance and is designed primarily to be competitive with the base salary levels of other companies within the industry of comparable size to the Company;
(ii) annual variable bonus awards, payable in cash, which are tied to the achievement of the Company's performance goals established and approved by the Board of Directors (as described more fully in the section entitled "Annual Incentive Compensation" herein); and (iii) performance-based stock options, which align and strengthen the mutuality of interests between the executive officers and stockholders.

    In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

FACTORS

    The process involved and the factors considered in the executive compensation determination for fiscal year 1996 are summarized below. It is expected that this process will remain the same in fiscal year 1997. However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of "pay-for-performance."

SALARY LEVELS

    In establishing the base salary level for each executive officer, the Committee considers executive compensation data compiled from surveys of biotechnology, pharmaceutical and high technology companies. The Company identifies and the Committee selects comparative companies on the basis of a number of factors, such as their size and organizational complexity, the nature of their businesses, the geographic regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other "at risk" forms of compensation) and the availability of compensation information. The companies with whom Cygnus compares its compensation practices are not necessarily those included in the indexes used to compare stockholder return in the Stock Performance Chart. The Company's Human Resources Department, in an effort to obtain a broad base of data, participates in a number of compensation surveys and obtains commercially available survey data. This information is supplemented with data from independent consulting firms and information from proxy statements of comparative companies. The Company's salary program is designed to reward individual performance within the context of the Company's overall performance. Using survey data as a starting point, the Committee takes into account the performance of each officer based on the achievement of specific performance objectives. Other factors considered in the review include the executive's experience and adherence to the Company's core values. Annual performance reviews and formal merit increase guidelines determine individual salary adjustments.

ANNUAL INCENTIVE COMPENSATION

    The incentive bonus plan is designed to reward employees for their contributions to corporate and individual objectives. The Committee's philosophy is that increasing portions of compensation should be "at risk" for those employees with greater influence on stockholder value. Therefore, different percentages are applicable to individual employees based on level of responsibility and performance. Each eligible employee's bonus reward is expressed as a percentage of the participant's December 31 base salary earnings for the plan year. Executive officers participate with all other employees in the Company's incentive bonus plan, under which a cash bonus can be awarded annually depending upon the executive's individual performance, and the achievement of the Company's performance goals which are based on profit and loss targets, revenue targets, control of expenses, product development milestones and new partnership agreements. Each of the Company goals is weighted to reflect its relative importance. The Company guidelines are established at the beginning of the year by executive management and approved by the Committee and the Board of Directors. The incentive plan begins funding when overall Company performance reaches the budgeted level. Awards are driven by a combination of Company and individual performance. If overall Company performance falls short of the budgeted performance level, the plan is not funded and a bonus award is not made, regardless of individual achievement. Information regarding Company performance (or summaries thereof) is considered by the Committee in a subjective evaluation of overall performance of the Company and the executive officers for purposes of determining actual bonus levels. Based upon 1996 Company performance, the Compensation Committee determined to award a bonus payment which was paid in March 1997. It is anticipated that for the fiscal year 1997, the Company's Incentive Bonus Plan for executive officers and all other employees will continue to provide for performance-based bonus amounts equal to a certain percentage of the employee's annual base salary earnings.

TOTAL ANNUAL CASH COMPENSATION (BASE SALARY PLUS BONUS)

    Total cash compensation is targeted competitively to be at the 50th percentile of the comparative companies as determined through an analysis of survey and proxy data. This "total cash" position is achieved through a combination of base salary and bonus when the Company goals are achieved at the "budgeted" level. Top-quartile compensation can be obtained only if business results significantly exceed the budgeted level of performance.

LONG-TERM INCENTIVE COMPENSATION

    The Company's primary incentive for long-term performance is the utilization of stock options as a component of a competitive, performance-based compensation program. The Committee continues to believe that stock options that are granted at the current market price, as is required under the Company's Stock Option Plan, are an excellent incentive for management to pursue a long-term strategy that will result in increased stockholder value. The performance stock option grant program is designed to align the interests of the executive officers with those of the Company's stockholders and provide each individual with an incentive to manage the Company from the perspective of stockholders. Stock option grants to executive officers are considered annually and are intended to reflect, as well as reward, the individual's contribution to the achievement of aggressive business goals. Other senior level technical and management employees participate in the Plan based on their performance and level of responsibility. Each option grant allows the executive officer to acquire shares of the Company's Common Stock at the fair market price on the grant date. The option vests over four years and has a term of ten years from the grant date. These stock options generally vest for 25% of the total number of granted shares on the first anniversary of the grant date and for the balance in equal monthly installments over the next 36-month period. Accordingly, the option will provide a return to the executive only if the market price of the underlying share appreciates over the option term and the executive remains employed by the Company.

    The guidelines for stock option grants are reviewed and set periodically based on a comparison to survey data from other pharmaceutical, biotech and high technology companies. In 1996 the Committee considered and approved long-term incentive stock option grants for the plan participants which reflected an assessment of each individual's performance and the individual's impact on overall company performance.

CEO COMPENSATION

    Dr. Lawless' compensation is determined pursuant to the principles noted above and by the terms of his amended and restated employment agreement which was entered into in January 1996. Dr. Lawless' base salary for fiscal year 1996 was $305,000. In determining any increase in Dr. Lawless' salary, the Compensation Committee seeks competitiveness with other companies of comparable size within the industry. In addition, Dr. Lawless is eligible to receive an incentive bonus of up to 100% of his annual base salary dependent on the overall Company, as well as individual performance. Based upon the Committee's judgment of the overall performance of the Company and Dr. Lawless' individual performance in 1996, he was awarded a bonus of $259,250 which was equal to 85% of his annual base salary for the fiscal year of 1996. The Committee's favorable evaluation of overall Company performance was based upon the Company's having met certain stated goals and milestones, such as the completion of corporate partnerships and the achievement of certain regulatory and product development milestones and revenue targets. In addition, since the beginning of 1997, Dr. Lawless has been granted options to purchase 55,000 shares of the Company's Common Stock under the terms and conditions of the Stock Option Plan. The exercise price of the options was equal to 100% of the fair market value of the Common Stock of the Company on the date of the grant.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1996 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1997 will exceed that limit. The Company's Stock Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has not taken any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

                                          COMPENSATION COMMITTEE
                                          Frank T. Cary (Chairman)
                                          Andre F. Marion
                                          Richard G. Rogers
                                          Walter B. Wriston

                            STOCK PERFORMANCE CHART

    The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Nasdaq's U.S. Stock Market Index and the Nasdaq Pharmaceutical Index, based on an assumed $100 invested on December 31, 1992 with immediate reinvestment of dividends.

    The Company does not believe it can reasonably identify a peer group of companies on an index or line-of-business basis for the purpose of developing a comparative performance index. The drug delivery business within the pharmaceutical industry is still in a developing stage. The Nasdaq Pharmaceutical Index includes companies which develop, manufacture and market pharmaceutical products, including biopharmaceutical products, as well as drug delivery companies and, in the opinion of the Company, provides a meaningful index of comparative performance.

    The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Cygnus Stock, NASDAQ's U.S. Stock Market and Pharmaceutical
Indices
Index (1/31/91 = 100.00                                              Cygnus Stock    NASDAQ U.S. Stock Market Index
12/31/92                                                                     $100                              $100
12/31/93                                                                   $93.75                          114.7837
12/31/94                                                                   $56.25                          112.1988
12/31/95                                                                $186.4583                          158.6717
12/31/96                                                                $120.8333                          195.1731

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Cygnus Stock, NASDAQ's U.S. Stock Market and Pharmaceutical
Indices
Index (1/31/91 = 100.00                                                NASDAQ Pharmaceutical Index
12/31/92                                                                                      $100
12/31/93                                                                                  89.13595
12/31/94                                                                                  67.08732
12/31/95                                                                                  122.7282
12/31/96                                                                                  123.1083

                 STOCKHOLDERS PROPOSALS FOR 1998 ANNUAL MEETING

    Proposals to be presented by stockholders of the Company at the 1998 Annual Meeting must be received by the Company at its principal executive office no later than November 21, 1997. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report for the fiscal year ended December 31, 1996 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not proxy soliciting material.

                                   FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CORPORATE MARKETING, CYGNUS, INC., 400 PENOBSCOT DRIVE, REDWOOD CITY, CA 94063.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

                                          By Order of the Board of Directors

                                                  [LOGO]

                                          Gregory B. Lawless, Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: March 21, 1997

-------------------------------------------------------------------------------
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   CYGNUS, INC.
                         1997 ANNUAL MEETING OF STOCKHOLDERS

P     The undersigned stockholder of Cygnus, Inc. hereby acknowledges receipt
R of the Notice of Annual Meeting of Stockholders and Proxy Statement for the O 1997 Annual Meeting of Stockholders of Cygnus, Inc. to be held on May 8, 1997 X and hereby appoints Gregory B. Lawless, John C. Hodgman and Alan F. Russell
Y and each of or any of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS AND THE REAPPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

   -----------------------------------------------------------------------------
       COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                                                           Please mark
                                                           your choices   / X /
                                                            like this.

                                       FOR       WITHHELD FOR ALL
1. ELECTION OF DIRECTORS              /  /             /  /

   Nominees: Frank T. Cary,
   Gary W. Cleary, Gregory B. Lawless,
   Andre F. Marion, Richard G. Rogers
   and Walter B. Wriston

2. Proposal to reappoint Ernst & Young   FOR   AGAINST  ABSTAIN
   LLP as the independent auditors       /  /   /  /     /  /
   for the 1997 fiscal year.

   INSTRUCTIONS: To withhold authority to
   vote for any individual nominee, strike
   a line through the nominee's name.

                     I PLAN TO ATTEND THE MEETING.  /  /

                     COMMENT/ADDRESS CHANGE    /  /

                     Please mark this box if you have
                     written comments/address change
                     on the reverse side.

   Signature(s)                                        Dated            , 1997
               -----------------------------------           ----------
              NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE